UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Atlantic Power Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

This is a supplement to the definitive information circular and proxy statement on Schedule 14A filed by Atlantic Power Corporation, a corporation existing under the laws of the Province of British Columbia (“Atlantic Power”, the “Company”, “we” or “us”) on March 2, 2021 (the “Definitive Information Circular and Proxy Statement”). The Definitive Information Circular and Proxy Statement was filed in connection with the special meetings of holders of Atlantic Power’s common shares (the “Common Shares”) and holders of preferred shares (the “Preferred Shares”) of Atlantic Power Preferred Equity Ltd., a corporation existing under the laws of the Province of Alberta (“APPEL”), to, among other things, consider, pursuant to an interim order of the Supreme Court of British Columbia, dated as of February 23, 2021 and, if deemed advisable, to pass, with or without variation, a special resolution to approve an arrangement in accordance with Division 5 of Part 9 of the Business Corporation Act (British Columbia) pursuant to the Arrangement Agreement (the “Arrangement Agreement”), dated as of January 14, 2021, by and among the Company, APPEL, Atlantic Power Limited Partnership, a limited partnership existing under the laws of the Province of Ontario, Tidal Power Holdings Limited, a private limited company existing under the laws of the United Kingdom, and Tidal Power Aggregator, L.P., a limited partnership existing under the laws of the Cayman Islands (together with Tidal Power Holdings Limited, the “Purchasers”), to effect, among other things, the acquisition by the Purchasers of all of the outstanding Common Shares in exchange for US$3.03 in cash (less any applicable withholding taxes) per Common Share.

This supplement is being filed by Atlantic Power with the Securities and Exchange Commission (the “SEC”) and Canadian Securities Administrators to supplement certain information contained in the Definitive Information Circular and Proxy Statement and should be read in conjunction with the Definitive Information Circular and Proxy Statement, which should be read in its entirety. Except as otherwise set forth below, the information set forth in the Definitive Information Circular and Proxy Statement remains unchanged. New text within restated language from the Definitive Information Circular and Proxy Statement is highlighted by bold, underlined text. All page references in the information below are to the pages in the Definitive Information Circular and Proxy Statement, and all terms used but not defined below have the meanings ascribed to them in the Definitive Information Circular and Proxy Statement.

SUPPLEMENTAL DISCLOSURE

Under the heading “The Arrangement Agreement”, the first full paragraph on page 95 of the Definitive Information Circular and Proxy Statement is hereby amended and restated as follows:

This section of the information circular and proxy statement describes the material provisions of the Arrangement Agreement but does not purport to describe all of the terms of the Arrangement Agreement. The following summary is qualified in its entirety by reference to the complete text of the Arrangement Agreement, which is attached as Annex D to this information circular and proxy statement and the complete text of the Amendment to the Arrangement Agreement, a copy of which is available under the Company’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov, each of which are incorporated into this information circular and proxy statement by reference. We urge you to read the full text of the Arrangement Agreement and the Amendment to the Arrangement Agreement because it is the legal document that governs the Arrangement. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this information circular and proxy statement and in the public filings we make with the SEC and the Canadian securities commissions, as described in the section entitled “Where You Can Find More Information” below.

The following disclosure supplements as an additional section to be added immediately following the section of the Definitive Information Circular and Proxy Statement captioned “The Arrangement Agreement – Limitation of Liability” on page 112 of the Definitive Information Circular and Proxy Statement:

Amendment to the Arrangement Agreement

As indicated above under “Reorganization”, the Arrangement Agreement provides that Atlantic Power shall use commercially reasonable efforts to take all actions and to do all things reasonably necessary to effect a Pre-Acquisition Reorganization of Atlantic Power’s capital structure as the Purchasers may request, acting reasonably (each a “Pre-Acquisition Reorganization”). The Purchasers have provided notice to Atlantic Power of a proposed Pre-Acquisition Reorganization to be implemented immediately prior to the Effective Time. As disclosed under “Reorganization” above, the Pre-Acquisition Reorganization shall not become effective unless the Purchasers have irrevocably waived or confirmed in writing the satisfaction of all conditions to closing in their favor and shall have confirmed in writing that they are prepared, and able, to promptly and without condition proceed to effect the Arrangement.

In connection with the Pre-Acquisition Reorganization requested by the Purchasers, it is contemplated that preferred shares in the capital of Atlantic Power will be created and issued immediately prior to the Effective Time. On April 1, 2021, the parties to the Arrangement Agreement entered into an amendment to the Arrangement Agreement and Plan of Arrangement (the “Amendment to the Arrangement Agreement”) pursuant to which a step was added to the Plan of Arrangement to provide for the creation of a new class of preferred shares in the capital of Atlantic Power (the “Reorganization Preferred Shares”). The creation and issuance of the Reorganization Preferred Shares will not occur until immediately prior to the Effective Time and will only occur if the Purchasers have irrevocably waived or confirmed in writing the satisfaction of all conditions to closing in their favor and shall have confirmed in writing that they are prepared, and able, to promptly and without condition proceed to effect the Arrangement. The Reorganization Preferred Shares shall not carry the right to vote.

In addition, the Amendment to the Arrangement Agreement also includes administrative and housekeeping amendments to the Arrangement Agreement in order to:

(i) conform certain provisions of the Arrangement Agreement dated January 14, 2021 to the more detailed disclosure set forth in the information circular and proxy statement dated February 19, 2021 with respect to the calculation and payment of cash consideration to be paid to former Company Debentureholders in lieu of any fractional Common Shares issuable pursuant to the Company Debenture Transaction;

(ii) reflect that the depositary and paying agent in respect of the MTNs will be the trustee under the MTN Indenture, or such other person as APLP may appoint with consent of the Purchasers (acting reasonably), and shall not be required to be the same person as the depositary and paying agent appointed by the Company and APPEL to make payment of the Common Share Consideration and Preferred Share Consideration; and

(iii) reflect that APLP may appoint a separate paying agent with respect to the payment of the consent fee contemplated by the MTN Transaction.

The following disclosure amendments to the Plan of Arrangement attached as “Annex E – Plan of Arrangement” of the Definitive Information Circular and Proxy Statement:

Section 1.1 of the Plan of Arrangement is amended by adding the following definitions:

“Registrar” means the Registrar of Companies in British Columbia.

“Reorganization Preferred Shares” has the meaning ascribed thereto in Section 2.3.

Section 2.3 of the Plan of Arrangement is amended by adding the following text at the beginning of Section 2.3:

“Immediately prior to the Effective Time, the Company’s authorized share structure shall be altered to create an unlimited number of preferred shares issuable in series, having class rights which authorize the board of directors of the Company to alter the notice of articles and articles of the Company to create series of shares and attach such special rights or restrictions to the shares of a series as may be determined by the board of directors of the Company (the “Reorganization Preferred Shares”). Reorganization Preferred Shares of any series so created shall not carry the right to vote. The Company’s notice of articles and articles shall be altered to reflect the creation of the Reorganization Preferred Shares, which shall take effect on the date and at the time specified in the notice of alteration filed with the Registrar.”

All summaries of, and references to, the Arrangement, the Arrangement Agreement, the Amendment to the Arrangement Agreement and the Plan of Arrangement in this supplement are qualified in their entirety by reference to the complete text of the Arrangement Agreement and the Amendment to the Arrangement, copies of which are available under the Company’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar. You are urged to carefully read the full text of the Arrangement Agreement, the Amendment to the Arrangement, and the Plan of Arrangement.

Forward-Looking Statements

To the extent any statements made in this communication contain information that is not historical, these statements are forward-looking statements or forward-looking information, as applicable, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively “forward-looking statements”).

Forward-looking statements can generally be identified by the use of words such as “should,” “intend,” “may,” “expect,” “believe,” “anticipate,” “estimate,” “continue,” “plan,” “project,” “will,” “could,” “would,” “target,” “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although Atlantic Power believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in Atlantic Power’s periodic reports as filed with the SEC from time to time for a detailed discussion of the risks and uncertainties affecting Atlantic Power, including, without limitation, the effects of the coronavirus pandemic on Atlantic Power’s business and results, including the measures taken by governmental authorities to address it, which may precipitate or exacerbate other risks and/or uncertainties; the outcome or impact of Atlantic Power’s business strategy to increase the intrinsic value of Atlantic Power on a per-share basis through disciplined management of its balance sheet and cost structure and investment of its discretionary cash in a combination of organic and external growth projects, acquisitions, and repurchases of debt and equity securities; Atlantic Power’s ability to enter into new power purchase agreements on favorable terms or at all after the expiration of existing agreements, and the outcome or impact on Atlantic Power’s business of any such actions; the anticipated benefits of the transaction with I Squared Capital; the receipt of required regulatory, court and securityholder approvals for the transaction; the receipt of third-party consents necessary to satisfy closing conditions to the transaction; the ability of the parties to satisfy the other conditions to, and to complete, the transaction; Atlantic Power’s intention to hold securityholder meetings; and the anticipated timing of the closing of the transaction. Although the forward-looking statements contained in this communication are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this communication and, except as expressly required by applicable law, Atlantic Power assumes no obligation to update or revise them to reflect new events or circumstances. Atlantic Power’s ability to achieve its longer-term goals, including those described in this communication, is based on significant assumptions relating to and including, among other things, the general conditions of the markets in which it operates, revenues, internal and external growth opportunities, its ability to sell assets at favorable prices or at all and general financial market and interest rate conditions. Atlantic Power’s actual results may differ, possibly materially and adversely, from these goals.

Additional Information about the Arrangement and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the transaction with I Squared Capital, Atlantic Power has filed a management information circular and proxy statement relating to a special meeting of its common shareholders with the SEC and Canadian Securities Administrators. Additionally, Atlantic Power will file other relevant materials in connection with the transaction with the SEC. Securityholders of Atlantic Power are urged to read the management information circular and proxy statement regarding the transaction and any other relevant materials carefully in their entirety before making any voting or investment decision with respect to the transaction because they contain important information about the transaction and the parties to such transaction. Securityholders of Atlantic Power are able to obtain a copy of the management information circular and proxy statement, and the filings with the SEC and Canadian Securities Administrators that will be incorporated by reference into the management information circular and proxy statement as well as other filings containing information about the transaction and the parties to such transaction made by Atlantic Power with the SEC and Canadian Securities Administrators free of charge on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, or on Atlantic Power’s website at www.atlanticpower.com. Information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated into and does not constitute a part of this communication. These website addresses are included only as inactive textual references and do not intend them to be active links.

Participants in the Solicitation

Atlantic Power and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Atlantic Power’s common shares in respect of the transaction with I Squared Capital. Investors may obtain additional information regarding the interest of such participants by reading the definitive management information circular and proxy statement regarding the transaction.